Exhibit 99.1

NEWS RELEASE

CONTACT:
CreditRiskMonitor.com, Inc.
Jerry Flum, CEO
(845) 230-3030
ir@creditriskmonitor.com

FOR IMMEDIATE RELEASE

CreditRiskMonitor Announces 3Q Results

VALLEY COTTAGE, NY—November 8, 2018—CreditRiskMonitor (OTCQX: CRMZ) reported that revenues were $3.48 million and $10.33 million for the 3 and 9 months ended September 30, 2018, respectively, an increase of 2.8% and 3.7% over the comparable periods last year. For the same periods, loss from operations was approximately ($45,300) and ($521,000), respectively, versus approximately ($4,800) and ($439,500) for the comparable 2017 periods. Cash and cash equivalents at the end of the nine-month period decreased $128,700 to $8.61 million versus the 2017 year-end balance of $8.74 million.

Jerry Flum, CEO said, “We’re continuing to develop new products. As previously noted, we launched our private company Financial Statement Sourcing in 4Q 2017 and the PAYCE™ private company neural network score in 1Q 2018. Our debt-free liquid balance sheet remains strong, allowing us to continue investing in our services with the long-term goal of enhancing shareholder value.”

CREDITRISKMONITOR.COM, INC.
STATEMENTS OF OPERATIONS
FOR THE 3 AND 9 MONTHS ENDED SEPTEMBER 30, 2018 AND 2017
(Unaudited)

	3 Months Ended September 30,		9 Months Ended September 30,
	2018	2017	2018	2017

Operating revenues	$3,481,359	$3,385,352	$10,331,106	$9,963,078

Operating expenses:
Data and product costs	1,416,783	1,332,759	4,314,468	4,058,940
Selling, general and administrative expenses	2,060,322	2,013,962	6,398,936	6,200,518
Depreciation and amortization	49,583	43,410	138,670	143,132

Total operating expenses	3,526,688	3,390,131	10,852,074	10,402,590

Loss from operations	(45,329)	(4,779)	(520,968)	(439,512)
Other income, net	36,710	15,362	88,354	29,932

Income (loss) before income taxes	(8,619)	10,583	(432,614)	(409,580)
Benefit from (provision for) income taxes	(2,527)	(29,700)	79,195	62,483

Net loss	$(11,146)	$(19,117)	$(353,419)	$(347,097)

Net loss per share:
Basic and diluted	$(0.00)	$(0.00)	$(0.03)	$(0.03)

CREDITRISKMONITOR.COM, INC.
BALANCE SHEETS
SEPTEMBER 30, 2018 AND DECEMBER 31, 2017

	September 30, 2018	December 31, 2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$8,606,450	$8,735,148
Accounts receivable, net of allowance	1,570,236	2,139,707
Other current assets	530,563	530,699

Total current assets	10,707,249	11,405,554

Property and equipment, net	552,538	437,216
Goodwill	1,954,460	1,954,460
Prepaid and other assets	48,282	23,463

Total assets	$13,262,529	$13,820,693

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Deferred revenue	$8,210,492	$8,304,877
Accounts payable	145,462	58,901
Accrued expenses	1,160,313	1,344,526

Total current liabilities	9,516,267	9,708,304

Deferred taxes on income, net	425,876	514,333
Other liabilities	19,310	15,748

Total liabilities	9,961,453	10,238,385

Stockholders’ equity:
Preferred stock, $.01 par value; authorized 5,000,000 shares; none issued	--	--
Common stock, $.01 par value; authorized 32,500,000 shares; issued and outstanding 10,722,401 shares	107,224	107,224
Additional paid-in capital	29,631,971	29,559,784
Accumulated deficit	(26,438,119)	(26,084,700)

Total stockholders’ equity	3,301,076	3,582,308

Total liabilities and stockholders’ equity	$13,265,529	$13,820,693

Overview

CreditRiskMonitor (http://www.crmz.com) is a web-based publisher of financial information that helps corporate credit and procurement professionals stay ahead of business financial risk quickly, accurately and cost effectively. The service offers comprehensive commercial credit reports and financial risk analysis covering public companies worldwide. Unlike other commercial credit bureaus like Dun & Bradstreet, CreditRiskMonitor’s primary expertise and focus is on financial analysis of public debt and equity companies.

The Company also collects approximately $140 billion of trade receivable data on both public and a select group of private companies every month, to help subscribers determine payment performance.

Over 35% of the Fortune 1000 plus over 1,000 other large companies worldwide depend on CreditRiskMonitor's timely news alerts and reports featuring detailed analyses of financial statements, ratio analysis and trend reports, peer analyses, bond agency ratings, crowdsourcing of risk professionals as well as the company's proprietary FRISK® and PAYCETM scores.

Safe Harbor Statement

Certain statements in this press release, including statements prefaced by the words “anticipates”, “estimates”, “believes”, “expects” or words of similar meaning, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, expectations or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, including, among others, those risks, uncertainties and factors referenced from time to time as “risk factors” or otherwise in the Company’s Registration Statements or Securities and Exchange Commission Reports. We disclaim any intention or obligation to revise any forward-looking statements, whether as a result of new information, a future event, or otherwise.